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                                                                EXHIBIT 4.4


                          FIRST SUPPLEMENTAL INDENTURE

                  First Supplemental Indenture (this "SUPPLEMENTAL INDENTURE"), dated as of June 18, 2004, among (i) Solo Cup Company, a Delaware corporation (or its permitted successor) (the "COMPANY"), (ii) Solo Cup (UK) Limited, Insulpak Holdings Limited and Solo Cup Europe Limited, each a company organized under the laws of England and Wales (each a "GUARANTEEING SUBSIDIARY"), each of which is an indirect subsidiary of the Company, (iii) each of the other subsidiaries of the Company listed on the signature pages hereto (collectively, the "EXISTING GUARANTORS") and (iv) U.S. Bank National Association, a nationally chartered banking association (or its permitted successor), as trustee under the Indenture referred to below (the "TRUSTEE").

                               W I T N E S S E T H

                  WHEREAS, the Company and the other Guarantors party thereto have heretofore executed and delivered to the Trustee an indenture (the "INDENTURE"), dated as of February 27, 2004 providing for the issuance of the Company's 8 1/2% Senior Subordinated Notes due 2014 (the "NOTES");

                  WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall, subject to Article Ten of the Indenture, unconditionally guarantee the Notes on the terms and conditions set forth therein (a "NOTE GUARANTEE"); and

                  WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each Guaranteeing Subsidiary, the Existing Guarantors and the Trustee agree as follows for the equal and ratable benefit of the Holders of the
Notes:

                  1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  2. AGREEMENT TO GUARANTEE.


                  (a) Subject to Article Ten of the Indenture, such Guaranteeing Subsidiary, jointly and severally with all other Guarantors, fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

                  (i) the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes, if lawful (subject in all

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         cases to any applicable grace period provided herein), and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full, all in accordance with the terms hereof and thereof; and

                  (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Such Guaranteeing Subsidiary agrees that this is a guarantee of payment and not a guarantee of collection.

                  (b) Such Guaranteeing Subsidiary hereby agrees that, to the maximum extent permitted under applicable law, its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

                  (c) Such Guaranteeing Subsidiary, subject to Section 6.06 of the Indenture, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Note Guarantee of such Guaranteeing Subsidiary shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

                  (d) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company or the Guarantors, any amount paid by any of them to the Trustee or such Holder, the Note Guarantee of such Guaranteeing Subsidiary, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  (e) Such Guaranteeing Subsidiary agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

                  (f) Such Guaranteeing Subsidiary agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand,
(x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of the Note Guarantee of such Guaranteeing Subsidiary, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Note Guarantee of such Guaranteeing Subsidiary.

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                  (g) Such Guaranteeing Subsidiary shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee of such Guaranteeing Subsidiary.

                  (h) Such Guaranteeing Subsidiary confirms, pursuant to Section
10.02 of the Indenture, that it is the intention of such Guaranteeing Subsidiary that the Note Guarantee of such Guaranteeing Subsidiary not constitute (i) a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or law of the United Kingdom (or any political subdivision thereof) to the extent applicable to the Note Guarantee of such Guaranteeing Subsidiary or (ii) an unlawful distribution under any applicable state law or law of the United Kingdom (or any political subdivision thereof) prohibiting shareholder distributions by an insolvent subsidiary to the extent applicable to the Note Guarantee of such Guaranteeing Subsidiary. To effectuate the foregoing intention, such Guaranteeing Subsidiary and the Trustee hereby irrevocably agree that the obligations of such Guaranteeing Subsidiary will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guaranteeing Subsidiary that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article Ten of the Indenture, result in the obligations of such Guaranteeing Subsidiary under the Note Guarantee of such Guaranteeing Subsidiary not constituting a fraudulent transfer or conveyance or such an unlawful shareholder distribution.

                  3. EXECUTION AND DELIVERY. Such Guaranteeing Subsidiary agrees that its Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

                  4. GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.
                  (a) Such Guaranteeing Subsidiary may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guaranteeing Subsidiary is the surviving Person), another Person, other than the Company or another Guarantor, unless:

                  (i) immediately after giving effect to that transaction, no Default or Event of Default exists; and

                  (ii)     either:

                           (A) the Person acquiring the property in any such
                  sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than such Guaranteeing Subsidiary) is organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guaranteeing Subsidiary under the Indenture, this Supplemental Indenture, the Note Guarantee of such Guaranteeing Subsidiary and the Registration Rights Agreement pursuant to a supplemental indenture reasonably satisfactory to the Trustee; or

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                           (B) such sale or other disposition or consolidation
                  or merger complies with Section 4.10 of the Indenture.

                  (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee of such Guaranteeing Subsidiary endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by such Guaranteeing Subsidiary, such successor Person shall succeed to and be substituted for such Guaranteeing Subsidiary with the same effect as if it had been named herein as a Guaranteeing Subsidiary. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees of such Guaranteeing Subsidiary or its successors hereunder to be endorsed upon all of the Notes issuable under the Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution of the Indenture.

                  (c) Except as set forth in Article Five of the Indenture, and notwithstanding clauses (i) and (ii) of Section 4(a) above and clauses (i) and
(ii) of Section 10.04(a) of the Indenture, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guaranteeing Subsidiary with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guaranteeing Subsidiary as an entirety or substantially as an entirety to the Company or another Guarantor.

                  5.       RELEASE.

                  (a) Such Guaranteeing Subsidiary will be released and relieved of any obligations under its Note Guarantee, (i) in connection with any sale or other disposition of Capital Stock of such Guaranteeing Subsidiary to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company such that, immediately after giving effect to such transaction, such Guaranteeing Subsidiary would no longer constitute a Subsidiary of the Company, if the sale of such Capital Stock of such Guaranteeing Subsidiary complies with Section 4.10 and Section 4.07 of the Indenture; (ii) if the Company properly designates such Guaranteeing Subsidiary as an Unrestricted Subsidiary under the Indenture; or (iii) solely in the case of a Note Guarantee of such Guaranteeing Subsidiary created pursuant to the second sentence of Section 4.18(a) of the Indenture, upon the release or discharge of the Guarantee which resulted in the creation of the Note Guarantee of such Guaranteeing Subsidiary pursuant to Section 4.18(b) of the Indenture, except a discharge or release by or as a result of payment under such Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that one of the foregoing requirements has been satisfied and the conditions to the release of such Guaranteeing Subsidiary under this Section 5 have been met, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guaranteeing Subsidiary from its obligations under its Note Guarantee.

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                  (b) If such Guaranteeing Subsidiary is not released from its obligations under its Note Guarantee it shall remain liable for the full amount of principal of and interest and Liquidated Damages, if any, on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article Ten of the Indenture.

                  6. NO RECOURSE AGAINST OTHERS. Pursuant to Section 13.07 of the Indenture, no director, officer, employee, incorporator or stockholder of such Guaranteeing Subsidiary shall have any liability for any obligations of such Guaranteeing Subsidiary under the Notes, the Indenture, this Supplemental Indenture, the Note Guarantees, the Pledge Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. This waiver and release are part of the consideration for the Note Guarantee of such Guaranteeing Subsidiary.

                  7. SUBORDINATION OF NOTE GUARANTEE. Payments under the Note Guarantees pursuant to this Supplemental Indenture shall be subordinated to the prior payment in full of all Senior Debt of such Guarantor, including Senior Debt incurred after the date of this Supplemental Indenture, on the same basis as the payments by the Company on the Notes are subordinated to the prior payment in full of Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by such Guaranteeing Subsidiary only at such times as they may receive and/or retain payments in respect of the Notes pursuant to the Indenture, including Article Twelve thereof.

                  8. NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE NOTE GUARANTEE OF EACH GUARANTEEING SUBSIDIARY.

                  9. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  10. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

                  11. TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary, the Existing Guarantors and the Company.


                            [SIGNATURE PAGES FOLLOW]

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                         SOLO CUP (UK) LIMITED, a company organized under the laws of England and Wales



                         By:    /s/ Ronald L. Whaley
                         --------------------------------------------------
                         Name:  Ronald L. Whaley
                         Title: Director


                         INSULPAK HOLDINGS LIMITED, a company organized under the laws of England and Wales


                         By:    /s/ Ronald L. Whaley
                         --------------------------------------------------
                         Name:  Ronald L. Whaley
                         Title: Director


                         SOLO CUP EUROPE LIMITED, a company organized under the laws of England and Wales

                         By:    /s/ Ronald L. Whaley
                         --------------------------------------------------
                         Name:  Ronald L. Whaley
                         Title: Director


                         SOLO CUP COMPANY, a Delaware corporation

                         By:    /s/ Susan H. Marks
                         --------------------------------------------------
                         Name:  Susan H. Marks
                         Title: EVP,CFO


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                         SOLO CUP COMPANY, an Illinois corporation


                         By:    /s/ Susan H. Marks
                         --------------------------------------------------
                         Name:  Susan H. Marks
                         Title: EVP,CFO


                         SOLO MANAGEMENT COMPANY, an Illinois corporation


                         By:    /s/ Susan H. Marks
                         --------------------------------------------------
                         Name:  Susan H. Marks
                         Title: EVP,CFO


                         P.R. SOLO CUP, INC., an Illinois corporation


                         By:    /s/ Ronald L. Whaley
                         --------------------------------------------------
                         Name:  Ronald L. Whaley
                         Title: President


                         SOLO TEXAS, LLC, a Texas limited liability company


                         By: Solo Cup Company, an Illinois corporation, its sole member



                         By:    /s/ Susan H. Marks
                         --------------------------------------------------
                         Name:  Susan H. Marks
                         Title: EVP,CFO
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                         SF HOLDINGS GROUP, INC., a Delaware corporation


                         By:    /s/ Susan H. Marks
                         --------------------------------------------------
                         Name:  Susan H. Marks
                         Title: EVP,CFO


                         SWEETHEART CUP COMPANY INC., a Delaware corporation


                         By:    /s/ Susan H. Marks
                         --------------------------------------------------
                         Name:  Susan H. Marks
                         Title: EVP,CFO


                         LILY-CANADA HOLDING CORPORATION, a Delaware corporation


                         By:    /s/ Susan H. Marks
                         --------------------------------------------------
                         Name:  Susan H. Marks
                         Title: EVP,CFO


                         CUPCORP, INC., a Delaware corporation


                         By:    /s/ Susan H. Marks
                         --------------------------------------------------
                         Name:  Susan H. Marks
                         Title: Treasurer


                         EMERALD LADY INC., a Delaware corporation


                         By:    /s/ Susan H. Marks
                         --------------------------------------------------
                         Name:  Susan H. Marks
                         Title: Treasurer

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                         NEWCUP, LLC, a Delaware limited liability company

                         By:    /s/  Ronald L. Whaley
                         --------------------------------------------------
                         Name:  Ronald L. Whaley
                         Title: Sole Manager



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                         U.S. BANK NATIONAL ASSOCIATION, as Trustee

                         By:    /s/ Frank P. Leslie III
                         --------------------------------------------------
                         Name:  Frank P. Leslie III
                         Title: Vice President